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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the registration statements of New Plan Excel Realty Trust, Inc. on Forms S-3 (Files Nos. 333-65211, 333-64203, 333-24615, 333-20005, 333-13943, 333-01569, 333-59195, 033-80400, 033-76106,
033-70648, 033-69388), on Forms S-8 (File Nos. 333-65223, 333-65221, 333-65211,
333-65193, 333-64203, 333-02329, 333-84982), on Form S-4 (File No. 333-61131)
and on Form S-11 (File No. 033-63160) of our report dated September 9, 1998, except for Note Q for which the date is September 28, 1998, on our audits of the consolidated financial statements of New Plan Realty Trust and Subsidiaries, as of July 31, 1998 and 1997 and for the years ended July 31, 1998, 1997 and 1996, which report is included in this Form 8-K.



                                            /s/ PricewaterhouseCoopers LLP
                                            ------------------------------
                                            PricewaterhouseCoopers LLP


New York, New York
October 13, 1998